Exhibit 99.1

Terra Nitrogen Company, L.P. A CF Industries Company	FOR MORE INFORMATION, CONTACT: Terry Huch Senior Director, Investor Relations & Corporate Communications 847/405-2515 thuch@cfindustries.com

Terra Nitrogen Company, L.P. Announces Fourth Quarter Distribution

DEERFIELD, IL (Feb. 11, 2010)—Terra Nitrogen Company, L.P. (TNCLP) (NYSE: TNH) today reported that its Board of Directors has declared a cash distribution for the quarter ended December 31, 2010, of $1.36 per common limited partnership unit payable March 1, 2011 to holders of record as of February 22, 2011.

Cash distributions depend on TNCLP’s earnings, which can be affected by nitrogen fertilizer selling prices, natural gas costs, seasonal demand factors, production levels and weather, as well as cash requirements for working capital needs and capital expenditures. Cash distributions per limited partnership unit also vary based on increasing amounts allocable to the General Partner when cumulative distributions exceed targeted levels.  With this distribution, TNCLP cumulative distributions continue to exceed targeted levels.

This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

About TNCLP

Terra Nitrogen Company, L.P. is a leading manufacturer of nitrogen fertilizer products.

TNCLP is the sole limited partner of Terra Nitrogen, Limited Partnership (TNLP), owner of the Verdigris, Oklahoma manufacturing facility and related assets.  Terra Nitrogen GP Inc., an indirect, wholly-owned subsidiary of CF Industries Holdings, Inc., is the General Partner of TNCLP and exercises full control over all of TNCLP’s business affairs.

Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate.  Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements.  As a result, these statements speak only as of the date they were made and TNCLP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements.  Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  These risks, uncertainties and assumptions include, among others:

•                  risks related to TNCLP’s reliance on one production facility;

•                  the volatile cost of natural gas;

•                  the cyclical nature of our business;

•                  the global commodity nature of our fertilizer products, the impact of global supply and demand on our selling prices, and the intense global competition in the consolidating markets in which we operate;

•                  conditions in the U.S. agricultural industry;

•                  reliance on third party transportation providers;

•                  weather conditions;

•                  potential liabilities and expenditures related to environmental and health and safety laws and regulations;

•                  future regulatory restrictions and requirements related to GHG emissions, climate change or other environmental requirements;

•                  our inability to predict seasonal demand for our products accurately;

•                  risks involving derivatives and the effectiveness of our risk measurement and hedging activities;

•                  the fact that CF and its affiliates are engaged in fertilizer manufacturing;

•                  dependence on CF and its employees; and

•                  acts of terrorism and regulations to combat terrorism;

•                  limited access to capital

•                  deterioration of global market and economic conditions.

Additional information as to these and other factors can be found in TNCLP’s 2009 Form 10-K and in TNCLP’s subsequent Quarterly Reports on Form 10-Q, in each case in the sections entitled “Business,” “Risk Factors,” “Legal Proceedings,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the notes to the consolidated financial statements.

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Terra Nitrogen Company, L.P. news announcements are also available on CF Industries’ Web site, www.cfindustries.com.